Exhibit 99.1

CareDx Reports First Quarter Results

AlloSure launch momentum drives 21% revenue growth

Further expands product offerings for transplant patients

BRISBANE, Calif., May 10, 2018 (GLOBE NEWSWIRE) — CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the first quarter ended March 31, 2018.

Recent highlights:

•	Accelerated AlloSure penetration in key kidney transplant centers

-	As of March 31, 2018, 52 U.S. transplant centers have provided AlloSure testing to patients

-	Continued progress in AlloSure Registry (K-OAR) enrollment, with 12 centers initiated as of March 31, 2018

•	Achieved total revenue of $14.1 million for the first quarter of 2018, up 21% year-over-year

-	Testing revenue of $10.6 million, with 1,051 AlloSure and 3,847 AlloMap patient results provided

-	Product revenue of $3.3 million

•	Broadened testing and product offerings

-	Entered into partnership with Illumina to develop and sell its Next Generation Sequencing transplant solutions

-	Launched HeartCare, a comprehensive solution for surveillance of heart transplant patients, combining AlloMap with AlloSure-Heart

-	Validated Olerup QTYPE on multiple platforms and received CE mark certification

•	Completed balance sheet simplification by refinancing outstanding debt into a single $15 million term loan with Perceptive Advisors

“A number of our initiatives have delivered results in the first quarter. AlloSure has already made a big impact in many transplant centers and the community is embracing our approach to better surveillance. Our vision to be a leader in transplant care has been validated by becoming Illumina’s partner of choice for its Next Generation Sequencing transplant solutions.” said Peter Maag, CareDx President and Chief Executive Officer. “Our dedication to the field sets us apart and creates a platform for future innovations and partnerships in transplant patient care.”

First Quarter 2018 Financial Results

Revenue for the three months ended March 31, 2018 was $14.1 million, an increase of 21% compared with $11.6 million in the first quarter of 2017. Testing revenue for the quarter was $10.6 million compared with $7.9 million in the same period of 2017. Product revenue in the three months ended March 31, 2018 was $3.3 million, compared to $3.7 million in the same period of 2017.

For the first quarter of 2018, the net loss was $9.0 million compared to a net loss of $5.6 million in the same period of 2017. Basic and diluted net loss per share was $0.30 in the first quarter of 2018, compared to basic and diluted net loss per share of $0.26 in the first quarter of 2017.

Non-GAAP net loss was $4.0 million in the first quarter of 2017 compared to $6.7 million in the first quarter of 2017. Basic and diluted non-GAAP net loss per share was $0.14 in the first quarter of 2018, compared to $0.31 in the first quarter of 2017.

Cash and cash equivalents were $18.7 million as of March 31, 2018. Following the completion of our debt refinancing on April 17, 2018, the Company had approximately $22 million in cash and cash equivalents, and debt of $15 million.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2018 Guidance

For the full year 2018, CareDx expects revenue to be in the range of $64 million to $66 million, with non-GAAP EBITDA profitability expected during the second half of the year. This guidance includes the anticipated contribution from the partnership agreement with Illumina to exclusively sell its Next Generation Sequencing transplantation products. Each of the components of CareDx’s guidance set forth above is an estimate only and actual performance could differ.

About CareDx

CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products across the transplant testing continuum, including AlloMap and AlloSure for post-transplant surveillance and Olerup SSP®, Olerup QTYPE®, and Olerup SBT™ for pre-transplant HLA testing.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the Company’s fiscal 2018 revenue, timing for profitability, achievement of our financial and operational goals and prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by CareDx with the SEC on March 22, 2018 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis in this release, including non-GAAP net loss and non-GAAP basic and diluted net loss per share. We define non-GAAP net loss and per share results as the GAAP net loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects, costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define non-GAAP EBITDA as net income before net interest expense, income tax expense, depreciation and amortization, impairment of goodwill, stock-based compensation expense, and restructuring, integration and other expenses. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CONTACTS:

CareDx, Inc.

Sasha King

Chief Commercial Officer

415-287-2393

sking@caredx.com

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com

CareDx, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenue:
Testing revenue	$10,604	$7,902
Product revenue	3,307	3,667
License and other revenue	142	15

Total revenue	14,053	11,584
Operating expenses:
Cost of testing	4,112	3,057
Cost of product	2,272	2,327
Research and development	3,368	3,283
Sales and marketing	4,085	3,222
General and administrative	5,307	6,502
Goodwill impairment	—	1,958
Change in estimated fair value of contingent consideration	144	(221)

Total operating expenses	19,288	20,128

Loss from operations	(5,235)	(8,544)
Interest expense	(2,695)	(790)
Other expense, net	(2,809)	(686)
Change in estimated value of common stock warrant liability and derivative liability	1,321	4,128

Loss before income taxes	(9,418)	(5,892)
Income tax benefit	424	283

Net loss	(8,994)	(5,609)
Net loss attributable to noncontrolling interest	(25)	(47)

Net loss attributable to CareDx, Inc.	$(8,969)	$(5,562)

Net loss per share attributable to CareDx, Inc.:
Basic	$(0.30)	$(0.26)

Diluted	$(0.30)	$(0.26)

Weighted average shares used to compute net loss per share attributable to CareDx, Inc.:
Basic	29,615,441	21,343,782

Diluted	29,615,441	21,343,782

CareDx, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017 (1)
Assets
Current assets:
Cash and cash equivalents	$18,695	$16,895
Accounts receivable	6,536	2,991
Inventory	5,011	5,529
Prepaid and other assets	2,455	1,352

Total current assets	32,697	26,767
Property and equipment, net	2,055	2,075
Intangible assets, net	31,989	33,139
Goodwill	12,005	12,005
Restricted cash	206	9,579

Total assets	$78,952	$83,565

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$4,269	$3,391
Accrued payroll liabilities	3,707	5,013
Accrued and other liabilities	4,392	3,735
Deferred revenue	39	39
Deferred purchase consideration	577	407
Derivative liability	—	14,600
Current debt	461	15,721

Total current liabilities	13,445	42,906
Deferred rent, net of current portion	802	913
Deferred revenue, net of current portion	721	730
Deferred tax liability	4,415	4,933
Long-term debt, net of current portion	9,729	18,338
Contingent consideration	1,816	1,672
Common stock warrant liability	13,247	18,712
Other liabilities	1,384	1,315

Total liabilities	45,559	89,519
Stockholders’ equity:
Common stock	35	29
Additional paid-in capital	309,898	264,204
Accumulated other comprehensive loss	(2,482)	(2,345)
Accumulated deficit	(274,058)	(268,022)

Total CareDx, Inc. stockholders’ equity (deficit)	33,393	(6,134)
Noncontrolling interest	—	180

Total stockholders’ equity (deficit)	33,393	(5,954)

Total liabilities and stockholders’ equity	$78,952	$83,565

(1)	The condensed balance sheets at December 31, 2017 have been derived from audited financial statements.

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Cost of testing reconciliation:
GAAP cost of testing	$4,112	$3,057
Acquisition related-amortization of purchased intangibles	(127)	—
Stock-based compensation expense	(61)	(55)

Non-GAAP cost of testing	$3,924	$3,002

Cost of product reconciliation:
GAAP cost of product	$2,272	$2,327
Acquisition related-amortization of purchased intangibles	(383)	(357)
Acquisition related-amortization of inventory valuation adjustment	(164)	(32)

Non-GAAP cost of product	$1,725	$1,938

Research and development expenses reconciliation:
GAAP research and development expenses	$3,368	$3,283
Stock-based compensation expense	(213)	(64)

Non-GAAP research and development expenses	$3,155	$3,219

Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$4,085	$3,222
Acquisition related-amortization of purchased intangibles	(254)	(231)
Stock-based compensation expense	(63)	(38)

Non-GAAP sales and marketing expenses	$3,768	$2,953

General and administrative expenses reconciliation:
GAAP general and administrative expenses	$5,307	$6,502
Stock-based compensation expense	(368)	(234)

Non-GAAP general and administrative expenses	$4,939	$6,268

Goodwill impairment reconciliation:
GAAP goodwill impairment	$—	$1,958
Goodwill impairment	—	(1,958)

Non-GAAP goodwill impairment	$—	$—

Change in estimated fair value of contingent consideration reconciliation:
GAAP change in estimated fair value of contingent consideration	$144	$(221)
Change in estimated fair value of contingent consideration	(144)	221

Non-GAAP change in estimated fair value of contingent consideration	$—	$—

Interest expense reconciliation:
GAAP interest expense	$(2,695)	$(790)
Amortization of debt discount	1,923	184

Non-GAAP interest expense	$(772)	$(606)

Other expense, net reconciliation:
GAAP other expense, net	$(2,809)	$(686)
Debt financing related fees and expenses	—	250
Loss on conversion from debt to equity	2,806	—

Non-GAAP other expense, net	$(3)	$(436)

Change in estimated fair value of common stock warrant and derivative liabilities reconciliation:
GAAP change in estimated fair value of common stock warrant and derivative liabilities	$1,321	$4,128
Change in estimated fair value of common stock warrant and derivative liabilities reconciliation:	(1,321)	(4,128)

Non-GAAP change in estimated fair value of common stock warrant and derivative liabilities	$—	$—

Income tax benefit reconciliation:
GAAP income tax benefit	$424	$283
Tax effect related to amortization of purchased intangibles	(232)	(155)

Non-GAAP income tax benefit	$192	$128

Net loss reconciliation:
GAAP net loss attributable to CareDx, Inc.	$(8,969)	$(5,562)
Acquisition related-amortization of purchased intangibles	764	588
Acquisition related-amortization of inventory valuation adjustment	164	32
Tax effect related to amortization of purchased intangibles	(232)	(155)
Debt financing related fees and expenses	—	250
Amortization of debt discount	1,923	184
Loss on conversion from debt to equity	2,806	—
Stock-based compensation expenses	705	391
Goodwill impairment	—	1,958
Change in estimated fair value of contingent consideration	144	(221)
Change in estimated fair value of common stock warrant liability and derivative liability	(1,321)	(4,128)

Non-GAAP net loss	$(4,016)	$(6,663)

Basic and diluted net loss per share reconciliation:
GAAP basic and diluted net loss per share attributable to CareDx	$(0.30)	$(0.26)
Acquisition related-amortization of purchased intangibles	0.03	0.03
Acquisition related-amortization of inventory valuation adjustment	0.01	0.00
Tax effect related to amortization purchased intangibles	(0.01)	(0.01)
Debt financing related fees and expenses	—	0.01
Amortization of debt discount	0.06	0.01
Loss on conversion from debt to equity	0.09	—
Stock-based compensation expenses	0.02	0.02
Goodwill impairment	—	0.09
Change in estimated fair value of contingent consideration	0.00	(0.01)
Change in estimated fair value of common stock warrant and derivative liabilities	(0.04)	(0.19)

Non-GAAP basic net loss per share attributable to CareDx	$(0.14)	$(0.31)

Non-GAAP diluted net loss per share attributable to CareDx	$(0.14)	$(0.31)

Non-GAAP adjustment summary:
Cost of testing	$188	$55
Cost of product	547	389
Research and development	213	64
Sales and marketing	317	269
General and administrative	368	234
Goodwill impairment	—	1,958
Change in estimated fair value of contingent consideration	144	(221)
Interest expense, net	1,923	184
Other (expense) income, net	2,806	250
Change in estimated fair value of common stock warrant and derivative liabilities	(1,321)	(4,128)
Tax effect related to amortization of purchased intangibles	(232)	(155)

Total Non-GAAP adjustment summary:	$4,953	$(1,101)